Exhibit (k)(iii)


                       ADDITIONAL COMPENSATION AGREEMENT



         ADDITIONAL COMPENSATION AGREEMENT (the "Agreement"), dated as of November [ ], 2003, between Citigroup Global Markets Inc. ("Citigroup") and Gabelli Funds, LLC ("Gabelli").

         WHEREAS, The Gabelli Dividend & Income Trust (including any successor by merger or otherwise, the "Fund") is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares are registered under the Securities Act of 1933, as amended; and

         WHEREAS, Gabelli is the investment manager and the administrator of the Fund;

         WHEREAS, Citigroup is acting as a managing underwriter in an offering of the Fund's common shares;

         WHEREAS, Gabelli desires to provide additional compensation to Citigroup for acting as lead underwriter in an offering of the Fund's common shares; and

         WHEREAS, Gabelli desires to retain Citigroup to provide after-market support services designed to maintain the visibility of the Fund on an ongoing basis, and Citigroup is willing to render such services;

         NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.

         (a) In exchange for the payment by Gabelli of the additional compensation described herein, Citigroup agrees, for the period and on the terms and conditions set forth herein, to provide the following services at the reasonable request of Gabelli:

                  (1) after-market support services designed to maintain the visibility of the Fund on an ongoing basis.

                  (2) relevant information, studies or reports regarding
                      general trends in the closed-end investment company and asset management industries, if reasonably obtainable, and consult with representatives of Gabelli in connection therewith; and

                  (3) information to and consult with Gabelli with respect to applicable strategies designed to address market value discounts, if any.

         (b) At the request of Gabelli, Citigroup shall limit or cease any action or service provided hereunder to the extent and for the time period requested by Gabelli; provided, however, that pending termination of this Agreement as provided for in Section 6 hereof, any such limitation or cessation shall not relieve Gabelli of its payment obligations pursuant to Section 2 hereof.

         (c) Citigroup will promptly notify Gabelli if it learns of any material inaccuracy or misstatement in, or material omission from, any written information, as of the date such information was published, provided by Citigroup to Gabelli in connection with the performance of services by Citigroup under this Agreement.

2. Gabelli shall pay Citigroup a fee computed daily and payable quarterly in arrears commencing December 1, 2004 (a) at a rate of 15% of Gabelli's investment management fees from the Fund for such quarter in respect of the Fund's assets attributable to the common shares sold by Citigroup in this offering and (b) a proportionate amount (based on the portion of the assets of the Fund attributable to the Offering with respect to which Citigroup is entitled to receive a fee under clause (a) of this Section 2) of Gabelli investment management fees for any such quarter in respect of any outstanding (i) common shares issued pursuant to any rights offering by the Fund that closes on or before the third anniversary of the Offering and (ii) any preferred shares issued by the Fund, for a term as described in Section 6 hereof; provided that the total amount of the fee hereunder, shall not exceed [ ]% of the total price to the public of the Fund's common shares offered by the prospectus dated November [ ], 2003 (including all Initial Securities and Option Securities as such terms are described in the Purchase Agreement, dated November [ ], 2003, by and among the Fund, Gabelli and each of the Underwriters named therein (the "Purchase Agreement"). The sum total of this fee, any fees payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Claymore Securities, Inc., plus the amount of the expense reimbursement of $.0067 per common share payable by the Fund to the underwriters pursuant to the Purchase Agreement shall not exceed 4.5% of the total price of the Fund's common shares offered by the Prospectus. All quarterly fees payable hereunder shall be paid to Citigroup within 15 days following the end of each calendar quarter.

3. Gabelli shall be permitted to discharge all or a portion of its payment obligations hereunder upon prepayment in full or in part of the remaining balance due of the maximum additional commission amount described in Section 2 above.

4. Gabelli acknowledges that the services of Citigroup provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Citigroup, and Citigroup is not hereby agreeing, to:
         (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

5. Nothing herein shall be construed as prohibiting Citigroup or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment managers), so long as Citigroup's services to Gabelli are not impaired thereby.

6. The term of this Agreement shall commence upon the date referred to above and shall terminate at the earlier of the time that (i) Gabelli ceases to act as the investment manager to the Fund pursuant to the Investment Advisory Agreement (as such term is defined in the Purchase Agreement) or other subsequent advisory agreement or (ii) the maximum additional commission amount described in Section 2 is reached.

7. Gabelli will furnish Citigroup with such information as Citigroup believes appropriate to its assignment hereunder (all such information so furnished being the "Information"). Gabelli recognizes and confirms that Citigroup (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of Gabelli's knowledge, the Information to be furnished by Gabelli when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Gabelli will promptly notify Citigroup if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Citigroup.

8. Gabelli agrees that Citigroup shall have no liability to Gabelli or the Fund for any act or omission to act by Citigroup in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Citigroup. Gabelli agrees to the indemnification and other agreement set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

9. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

10. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and Gabelli and Citigroup consent to the jurisdiction of such courts and personal service with respect thereto. Each of Citigroup and Gabelli waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Gabelli agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon Gabelli and may be enforced in any other courts to the jurisdiction of which Gabelli is or may be subject, by suit upon such judgment.

11. This Agreement may not be assigned by either party without the prior written consent of the other party.

12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Citigroup and Gabelli.

13. All notices required or permitted to be sent under this Agreement shall be sent, if to Gabelli:


         c/o Gabelli Asset Management
         One Corporate Center
         Rye, New York 10580-1422
         Attention: [                            ]

         or if to Citigroup:

         Citigroup Global Markets Inc.


         Attention:  [                             ]

         or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the US mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

14. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Additional Compensation Agreement as of the date first above written.

GABELLI FUNDS, LLC                           CITIGROUP Global Markets Inc.



By: _____________________________            By: _____________________________
     Name:                                        Name:
     Title:                                       Title:

            CITIGROUP GLOBAL MARKETS INC. INDEMNIFICATION AGREEMENT



                                             November [  ], 2003

Citigroup Global Markets Inc.

New York, New York

Ladies and Gentlemen:

         In connection with the engagement of Citigroup Global Markets Inc. ("Citigroup") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Agreement dated November [ ], 2003 between the Company and Citigroup (the "Agreement"), in the event that Citigroup becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold Citigroup harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted from the gross negligence or willful misconduct of Citigroup. In addition, in the event that Citigroup becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse Citigroup for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Citigroup in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and Citigroup, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Citigroup has been retained to perform financial services bears to the fees paid to Citigroup under the Agreement; provided that in no event shall the Company contribute less than the amount necessary to assure that Citigroup is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Citigroup pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Citigroup, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Citigroup is an actual or potential party to such Proceeding, without Citigroup's prior written consent unless the settlement does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of Citigroup. For purposes of this Indemnification Agreement, Citigroup shall include Citigroup & Co., Citigroup, any of its affiliates, each other person, if any, controlling Citigroup or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

         The Company agrees that neither Citigroup nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Citigroup's engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted from the gross negligence or willful misconduct of Citigroup in performing the services that are the subject of the Agreement.

         This INDEMNIFICATION Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), DIRECTLY OR INDIRECTLY, shall be governed by and construed in accordance with the laws of the State of New York. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and Citigroup consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this agreement is brought by anY third party against Citigroup or any indemnified party. Each of Citigroup and the Company waives all right to trial by jury in any proceeding or claim (whether based upon contract, tort or otherwise) arising out of or in any way relating to this Agreement. The Company agrees that a final judgment in any proceeding or claim arising out of or in any way relating to this agreement brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.




         The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Citigroup's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                                     Very truly yours,

                                                     GABELLI FUNDS, LLC



                                                     By: ______________________
                                                           Name:
                                                           Title:

Accepted and agreed to as of the date first above written:

Citigroup Global Markets Inc.


By   ______________________
     Name:
     Title: